Exhibit 10.5

Qwest Communications International Inc.

Deferred Compensation Plan

Master Plan Document

Effective January 1, 1999,

Amended and Restated, effective January 1, 2005

Qwest Communications International Inc.

Deferred Compensation Plan

Master Plan Document

Preamble

1.1. Amendment and Restatement. Qwest Communications International Inc., a Delaware corporation, (hereinafter the “Company”) heretofore established the “Qwest Communications International Inc. Deferred Compensation Plan” (the “Plan”) effective as of January 1, 1999 to provide specified benefits to a select group of management and highly compensated employees who contribute materially to the growth, development and future business success of the Company. The Company reserved to itself the right to amend that Plan from time to time. By adoption of this amended and restated document entitled “Qwest Communications International Inc. Deferred Compensation Plan (2005 Restatement),” the Company hereby amends and restates the Plan in its entirety as applied to all persons who are Participants as of January 1, 2005 and all persons who become Participants after that date, to comply with the changes required by Section 409A of the Internal Revenue Code.

1.2. Unfunded Obligation. The obligation of the Company to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Company to make such payments. The Participant shall have no lien, prior claim or other security interest in any property of the Company. If a fund is established by the Company in connection with this Plan, the property therein shall remain the sole and exclusive property of the Company. The Company will pay the cost of this Plan out of its general assets.

1.3. Scope. This Plan document consists of this Preamble and two distinct and mutually exclusive Parts applicable to different benefits depending on when the benefit was earned under this plan. These benefits are as follows.

1.3.1. Part A. Part A of the Plan document contains all the provisions and rules applicable to all benefits attributable to amounts deferred and contributed that were earned or vested after December 31, 2004. No portion of Part A of the Plan document is applicable to any benefit or portion thereof to which Part B is applicable.

1.3.1. Part B. Part B of the Plan document contains all the provisions and rules applicable to all benefits attributable to amounts deferred and contributed that were earned and vested prior to January 1, 2005. No portion of Part B of the Plan document is applicable to any benefit or portion thereof to which Part A is applicable.

Preamble to Plan

IN WITNESS WHEREOF, Qwest Communications International Inc. has caused this amended and restated document to be adopted effective as of January 1, 2005.

May 11, 2006	QWEST COMMUNICATIONS INTERNATIONAL INC.

	By	/s/ Felicity O’Herron
		Its:	VP-Compensation

Preamble to Plan

Qwest Communications International Inc.

Deferred Compensation Plan

Master Plan Document

PART A

Plan Part A

Qwest Communications International Inc.

Deferred Compensation Plan

Master Plan Document

Part A

TABLE OF CONTENTS

Page
PURPOSE		1

ARTICLE 1 DEFINITIONS		2

ARTICLE 2 SELECTION, ENROLLMENT, ELIGIBILITY		2

2.1	Selection by Committee
2.2	Enrollment Requirements
2.3	Eligibility; Commencement of Participation

ARTICLE 3 DEFERRAL COMMITMENTS/COMPANY MATCHING/CREDITING/TAXES		6

3.1	Minimum Deferrals
3.2	Maximum Deferral
3.3	Election to Defer; Effect of Election Form
3.4	Withholding of Annual Deferral Amounts
3.5	Annual Company Matching Amount
3.6	Investment of Trust Assets
3.7	Vesting
3.8	Crediting/Debiting of Account Balances
3.9	FICA and Other Taxes
3.10	Distributions
3.11	Transfer of Deferred Compensation Account

Plan Part A

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ARTICLE 4 SHORT-TERM PAYOUT; UNFORESEEABLE EMERGENCIES		11

4.1	Short-Term Payout
4.2	Other Benefits Take Precedence Over Short-Term
4.3	Withdrawal Payout/Suspensions for Unforeseeable Emergencies
4.4	Coordination With Withdrawal Election Rules in Effect for Pre-2005 Deferrals

ARTICLE 5 RETIREMENT BENEFIT		12

5.1	Retirement Benefit
5.2	Payment of Retirement Benefit
5.3	Death Prior to Completion of Retirement Benefit

ARTICLE 6 PRE-RETIREMENT SURVIVOR BENEFIT		13

6.1	Pre-Retirement Survivor Benefit
6.2	Payment of Pre-Retirement Survivor Benefit

ARTICLE 7 TERMINATION BENEFIT		14

7.2	Payment of Termination Benefit

ARTICLE 8 DISABILITY BENEFIT		15

ARTICLE 9 BENEFICIARY DESIGNATION		15

9.1	Beneficiary
9.2	Beneficiary Designation; Change
9.3	Acknowledgment
9.4	No Beneficiary Designation
9.5	Doubt as to Beneficiary
9.6	Discharge of Obligations

ARTICLE 10 LEAVE OF ABSENCE		16

10.1	Paid Leave of Absence
10.2	Unpaid Leave of Absence

ARTICLE 11 AMENDMENT, MODIFICATION AND TERMINATION		16

11.1	Amendment
11.2	Plan Agreement
11.3	Effect of Payment
11.4	Termination

Plan Part A

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ARTICLE 12 ADMINISTRATION		17

12.1	No Joint Responsibilities
12.2	The Company
12.3	The Committee
12.4	Plan Design Committee
12.5	The Trustee
12.6	Allocation of Responsibilities
12.8	Agent for Process
12.9	Plan Expenses
12.10	Indemnity of Committee
12.11	Employer Information

ARTICLE 13 OTHER BENEFITS AND AGREEMENTS		20

ARTICLE 14 CLAIMS PROCEDURES		21

14.1	Claims Procedure
14.1.1 Initial Claim
14.1.2 Notice of Initial Adverse Determinations
14.1.3 Request for Review
14.1.4 Claim on Review
14.1.5 Notice of Adverse Determination for Claim on Review
14.2	Claims Procedure for Disability Claims
14.2.1 Initial Claim
14.2.2 Notice of Initial Adverse Determinations
14.2.3 Request for Review
14.2.4 Disability Claim on Review
14.2.5 Notice of Adverse Determination for Disability Claim on Review
14.3	Rules and Regulations
14.3.1 Adoption of Rules
14.3.2 Special Rules
14.3.3 Limitations and Exhaustion

ARTICLE 15 TRUST		30

15.1	Establishment of the Trust
15.2	Interrelationship of the Plan and the Trust
15.3	Distributions From the Trust

ARTICLE 16 MISCELLANEOUS		30

16.1	Status of Plan
16.2	Unsecured General Creditor

Plan Part A

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16.3	Employer’s Liability
16.4	Nonassignability
16.5	Not a Contract of Employment
16.6	Furnishing Information
16.7	Terms
16.8	Captions
16.9	Governing Law
16.10	Successors
16.11	Spouse’s Interest
16.12	Validity
16.13	Incompetent
16.14	Court Order
16.15	Distribution in the Event of Taxation
16.16	Insurance

Plan Part A

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Qwest Communications International Inc.

Deferred Compensation Plan

Master Plan Document

PURPOSE

The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of Qwest Communications International Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA and shall be construed and administered on a basis consistent with the requirements of Code Section 409A.

ARTICLE 1

DEFINITIONS

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 “Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, and (ii) the vested Company Matching Account balance. Any deferred compensation account transferred to and assumed by this Plan pursuant to Section 3.11 shall form a part of the Participant’s Account Balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2 “Annual Company Matching Amount” for any one Plan Year shall be the amount determined in accordance with Section 3.5.

1.3 “Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary, Bonus and Commissions that a Participant elects to have, and is, deferred in accordance with Article 3, for any one Plan Year, together with any other amount of compensation that a Participant is permitted to defer by the Committee (“Other Compensation”). In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 8), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

Plan Part A

1.4 “Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business on the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 10 year Annual Installment Method, the first payment shall be 1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account Balance, calculated as described in this definition. Each annual installment shall be paid on or as soon as practicable after the last business day of the applicable year.

1.5 “Base Annual Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.6 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7 “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.8 “Bonus” shall mean any compensation, in addition to Base Annual Salary relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer’s bonus and cash incentive plans, excluding stock options, any bonus for reaching a sales quota or target, any bonus received under the employee referral program, special one-time bonuses for completing projects, “on the spot” rewards, and any other items as determined by the Committee and communicated to those selected for participation in the Plan.

1.9 “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

Plan Part A

1.10 “Commissions” shall mean any compensation based on a percentage of sales and shall exclude Base Annual Salary and Bonus.

1.11 “Committee” shall mean the committee described in Article 12.

1.12 “Company” shall mean Qwest Communications International Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.13 “Company Matching Account” shall mean (i) the sum of all of a Participant’s Annual Company Matching Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Company Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Matching Account.

1.14 “Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.15 “Disability” shall mean the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

1.16 “Disability Benefit” shall mean the benefit set forth in Article 8.

1.17 “Election Form” shall mean the form established from time to time by the Committee or its designated agent that a Participant completes, signs and returns to the Committee or its designated agent to make an election under the Plan.

1.18 “Employee” shall mean a person who is an employee of any Employer.

1.19 “Employer(s)” shall mean the Company and/or any of its subsidiaries or related entities (now in existence or hereafter formed or acquired).

1.20 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.21 “First Plan Year” shall mean the period beginning January 1, 1999 and ending December 31, 1999.

Plan Part A

1.22 “401(k) Plan” shall be that certain Qwest Savings and Investment Plan.

1.23 “Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.24 “Plan” shall mean the Company’s Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.25 “Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.26 “Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Article 6.

1.27 “QAM” shall mean Qwest Asset Management Company.

1.28 “Retirement”, “Retire(s)” or “Retired” shall mean that, at the time of the Employee’s termination of employment, the Employee has one of the following age and service combinations:

Plan Part A

Retirement Age	Term of Employment
Any Age	at least 30 years

50-54	at least 25 years

55-59	at least 20 years

60-64	at least 15 years

65 and older	at least 10 years

A Retirement shall not occur unless and until there has been a separation from service as that term is defined in Code Section 409A.

1.29 “Retirement Benefit” shall mean the benefit set forth in Article 5.

1.30 “Short-Term Payout” shall mean the payout set forth in Section 4.1.

1.31 “Termination Benefit” shall mean the benefit set forth in Article 7.

1.32 “Termination of Employment” shall mean the severing of employment with all Employers voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence. A Termination of Employment shall not occur unless and until there has been a separation from service as that term is defined in Code Section 409A.

1.33 “Trust” shall mean one or more trusts established pursuant to that certain Master Trust Agreement, dated as of January 1, 1999 between the Company and the trustee named therein, as amended from time to time.

1.34 “Unforeseeable Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant or a dependent (as defined in Code Section 152(a)) of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

ARTICLE 2

SELECTION, ENROLLMENT, ELIGIBILITY

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

Plan Part A

2.2 Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee shall commence participation in the Plan on the first day of the next Plan Year, unless the Committee, in its sole discretion, permits a mid-Plan Year enrollment. Such mid-year enrollment shall be effective only if such enrollment occurs no later than 30 days following an Employee’s selection for participation in the Plan. If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

ARTICLE 3

DEFERRAL COMMITMENTS/COMPANY

MATCHING/CREDITING/TAXES

3.1 Minimum Deferrals. There is no minimum deferral amount.

3.2 Maximum Deferral. For each Plan Year, a Participant may elect to defer an amount permitted by the Committee up to a maximum of up to 85% each of his or her Base Annual Salary, Bonus and Commissions. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount, with respect to Base Annual Salary, Bonus and Other Compensation shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

3.3 Election to Defer; Effect of Election Form.

(a)

First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee or its designated agent deems necessary or desirable under the Plan. For

Plan Part A

these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee or its designated agent (in accordance with Section 2.2 above) and accepted by the Committee.

(b)	Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee or its designated agent deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee or its designated agent, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

3.4 Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Bonus, and/or Other Compensation portion of the Annual Deferral Amount shall be withheld at the time the Bonus, or Other Compensation, are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5 Annual Company Matching Amount. For each Plan Year, the Company shall make a matching contribution to each Participant’s Company Matching Account using: (a) the sum of the Participant’s total deferrals to this Plan for the Plan Year and his deferrals to the 401(k) Plan for the Plan Year of the 401(k) Plan that ends with or within such Plan Year; multiplied by (b) the matching contribution formula set forth in the 401(k) Plan for the Plan Year of the 401(k) Plan that ends with or within such Plan Year (without regard to the 401(k) Plan’s limits on pre-tax deferrals or includable compensation); and then reduced by (c) the amount of actual Company matching contributions to the 401(k) Plan for such Plan Year. If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement or death, the Annual Company Matching Amount for such Plan Year shall be zero (0). The foregoing sentence shall not apply to grand fathered former participants in the US WEST Deferred Compensation Plan. In the event of Retirement or death, a Participant shall be credited with the Annual Company Matching Amount for the Plan Year in which he or she Retires or dies.

3.6 Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from QAM or an investment manager appointed by the QAM, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by QAM.

Plan Part A

3.7 Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account and his or her Company Matching Account.

3.8 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)	Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.8(c) below) to be used to determine the additional amounts to be credited to his or her Account Balance for the first calendar quarter or portion thereof in which the Participant commences participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Commencing with the first calendar quarter that follows the Participant’s commencement of participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, no later than the next to last business day of the calendar quarter, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee or its designated agent that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next business day following the Committee’s acceptance of the revised election and continue thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Committee may permit Participants to change the portions of their Account Balance allocated to Measurement Funds more frequently than quarterly.

(b)	Proportionate Allocation. In making any election described in Section 3.8(a) above, the Participant shall specify on the Election Form, in increments of five percentage points (5%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

Plan Part A

(c)	Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Committee (the “Measurement Funds”), for the purpose of crediting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the date selected by the Committee, provided the Committee gives Participants advance written notice of such change.

(d)	Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though (i) a Participant’s Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such calendar quarter, as of the close of business on the first business day of such calendar quarter, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred during any calendar quarter were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such calendar quarter, no later than the close of business on the day on which such amounts are actually deferred from the Participant’s Base Annual Salary through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant’s Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such calendar quarter, no earlier than one business day prior to the distribution, at the closing price on such date. The Participant’s Annual Company Matching Amount shall be credited to his or her Company Matching Account for purposes of this Section 3.8(d) as of the close of business on the first business day in February of the Plan Year following the Plan Year to which it relates. Notwithstanding the foregoing, a Participant’s Account Balance shall be credited or debited in a manner that appropriately reflects the Measurement Fund changes made by the Participant pursuant to Section 3.8(a) above.

(e)

No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be

Plan Part A

considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.9	FICA and Other Taxes.

(a)	Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary, Bonus and Commissions that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.9.

(b)	Company Matching Amounts. For each Plan Year with respect to which a Participant receives an allocation of an Annual Company Matching Amount, the Participant’s Employer(s) shall withhold from the Participant’s Base Annual Salary, Bonus and Commissions that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant’s Company Matching Account in order to comply with this Section 3.9.

3.10 Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

3.11 Transfer of Deferred Compensation Account. The Committee may, in its sole discretion, permit the Employer(s) to establish an account balance for a Participant under this Plan equal to a similar balance maintained for the Participant under a deferred compensation plan maintained by the Employer or a related entity, with the written consent of such Participant, in which event the account of the Participant under such other deferred compensation plan shall be terminated.

Plan Part A

ARTICLE 4

SHORT-TERM PAYOUT; UNFORESEEABLE EMERGENCIES

4.1 Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future “Short-Term Payout” from the Plan with respect to such Annual Deferral Amount. The Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section 3.8 above on that amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a 60 day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least three Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a three year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 1999, the three year Short-Term Payout would become payable during a 60 day period commencing January 1, 2003.

4.2 Other Benefits Take Precedence Over Short-Term. Should an event occur that triggers a benefit under Articles 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3 Withdrawal Payout/Suspensions for Unforeseeable Emergencies. If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Committee to receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). Any payment approved under this Section 4.3 shall be made within 60 days of the date of approval.

4.4 Coordination With Withdrawal Election Rules in Effect for Pre-2005 Deferrals. If the Participant elects to withdraw all of his or her pre-2005 Account Balance pursuant to the terms of Section 4.4 of Part B of this Plan, the following rules will apply:

(a)	If the Participant has not elected to defer either Base Annual Salary or Bonus pay into the Plan for the year in which the withdrawal is elected, the withdrawal provisions of Section 4.4 of Part B of this Plan shall apply.

Plan Part A

(b)	If the Participant has elected to defer Base Annual Salary only into the Plan for the year in which the withdrawal is elected, such withdrawal provisions under Section 4.4 of Part B of this Plan shall apply, provided however, that notwithstanding any provision in Section 4.4 of Part B of this Plan, such withdrawal distribution shall not be made prior to December 31 of the year in which the withdrawal is elected.

(c)	If the Participant has not elected to defer Base Annual Salary but has elected to defer Bonus pay into the Plan for the year in which the withdrawal is elected, such withdrawal provisions under Section 4.4 of Part B of this Plan shall apply, provided however, that notwithstanding any provision in Section 4.4 of Part B of this Plan, such withdrawal distribution shall not be made after June 30 of the year in which the withdrawal is elected.

(d)	Notwithstanding any provision in Section 4.4 of Part B of this Plan, no withdrawal is permitted under Section 4.4 of Part B of this Plan during any year in which the Participant has elected to defer both Base Annual Salary and Bonus pay into the Plan.

ARTICLE 5

RETIREMENT BENEFIT

5.1 Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2 Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of 5, 10 or 15 years. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Participant Retires. The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee or its designated agent, subject to the following limitations:

(a)	Such new Election Form must be submitted to and accepted by the Committee at least twelve (12) months prior to the date a distribution to the Participant would otherwise have been made or commenced;

Plan Part A

(b)	The first distribution is delayed at least five (5) years from the original date the distribution would otherwise have been made or commenced;

(c)	The Election shall have no effect until at least twelve (12) months after the date on which the new election is made;

(d)	The Election shall not reduce the number of installment payments; and

(e)	Notwithstanding the foregoing, the Committee shall interpret all provisions relating to changing the distribution Election under this Section 5.2 in a manner that is consistent with Code Section 409A and Treasury Regulations and other guidance issued thereunder. Accordingly, if the Committee determines that an Election is inconsistent with Code Section 409A and other applicable law, the Election shall not be effective.

5.3 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant’s unpaid Retirement Benefit payments shall continue and shall be paid to the Participant’s Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant’s unpaid remaining Account Balance.

ARTICLE 6

PRE-RETIREMENT SURVIVOR BENEFIT

6.1 Pre-Retirement Survivor Benefit. The Participant’s Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant’s Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability.

6.2 Payment of Pre-Retirement Survivor Benefit. A Participant’s Pre-Retirement Survivor Benefit shall be paid in a lump sum. Lump sum payment shall be made no later than 60 days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death.

Plan Part A

ARTICLE 7

TERMINATION BENEFIT

7.1 Termination Benefit. The Participant shall receive a Termination Benefit, which shall be equal to the Participant’s Account Balance if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability.

7.2 Payment of Termination Benefit. The Committee shall cause the Termination Benefit to be paid in accordance with the prior Election made by the Participant. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Participant experiences the Termination of Employment. Notwithstanding the foregoing, if the Participant is a “key employee” as defined in Code Section 409A, the payment of any benefits under this Plan shall not be made until at least six months following the Participant’s separation from service within the meaning of Code Section 409A.

For lump sum payments made to “non-key employee” Participants within 60 days of the last day of the month of the Participant’s Termination of Employment, the Participant’s Account Balance will be calculated as of the close of business on the last business day of the month of his or her Termination of Employment.

For lump sum payments made to “non-key employee” Participants after the 60-day period following the last day of the month of the Termination of Employment, the Account Balance payable will be calculated as of the close of business on the last business day of the month preceding the month in which the payment is made.

For lump sum payments made to “key employee” Participants within 60 days following the last day of the sixth month following the Participant’s Termination of Employment, the Participant’s Account Balance will be calculated as of the close of business on the last business day of the sixth month following his or her Termination of Employment.

For lump sum payments made to “key-employee” Participants after the 60-day period following the last day of the sixth month following the Termination of Employment, the Account Balance payable will be calculated as of the close of business on the last business day of the month preceding the month in which the payment is made.

Plan Part A

ARTICLE 8

DISABILITY BENEFIT

A Participant suffering a Disability shall receive a Disability Benefit equal to his or her Account Balance at the time of the Committee’s determination of the Participant’s disability. The Disability Benefit shall be paid in a lump sum within 60 days of the Committee’s determination of the Participant’s disability.

ARTICLE 9

BENEFICIARY DESIGNATION

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

Plan Part A

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 10

LEAVE OF ABSENCE

10.1 Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

ARTICLE 11

AMENDMENT, MODIFICATION AND TERMINATION

11.1 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 11.1 or Section 12.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

Plan Part A

11.2 Plan Agreement. Despite the provisions of Section 11.1 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

11.3 Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.

11.4 Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees by action of its board of directors.

ARTICLE 12

ADMINISTRATION

12.1 No Joint Responsibilities. The Employers, the Committee, the Plan Design Committee, QAM and other persons designated in the Plan or Trust shall have only the responsibilities specifically allocated to them herein or in the Trust or in their appointment; provided that the Company may allocate responsibility for the operation and administration of the Plan in accordance with its terms. All allocations of responsibilities under this Article 12 or otherwise under the Plan or Trust are intended to be mutually exclusive, and there shall be no sharing of responsibilities.

12.2 The Company.

(a)	Acting in its capacity as Plan sponsor, the Company or its delegate shall be responsible for:

(i)	Amendment or termination of the Plan pursuant to the terms of Article 11 herein;

(ii)	Subject to Section 12.7(c), appointment of any third party service providers and vendors to the Plan; and

(iii)	Appointment and removal of the members of the Committee and the Plan Design Committee.

(b)	Subject to Section 12.10, the Company shall also be responsible for exercise of the Administrator’s duties in the absence of the Committee.

Plan Part A

12.3 The Committee. The Company or its delegate shall appoint the Employee Benefits Committee (the “Committee”) consisting of not less than one nor more than seven persons. The members of the Committee shall hold office at the pleasure of the Company or its delegate and shall serve without compensation. The Committee shall be responsible for the administration of the Plan. You may contact the Committee at:

Employee Benefits Committee

1801 California Street

Denver, CO 80202

12.4 Plan Design Committee. The Company or its delegate shall appoint the Plan Design Committee. The Plan Design Committee may make determinations with respect to Plan design matters and has the authority to amend the Plan pursuant to Section 11.1. The members of the Plan Design Committee shall hold office at the pleasure of the Company or its delegate and shall serve without compensation.

12.5 The Trustee. The Trustee shall be responsible for: (a) the investment of the Trust to the extent and in the manner provided in the Trust Agreement; (b) the custody and preservation of Trust assets delivered to it; and (c) making such payments from the Trust Fund as QAM or the committee or it’s delegate shall direct.

12.6 Allocation of Responsibilities.

(a)	Except as otherwise provided in this Article 12, the Committee shall be the “Administrator” of the Plan and shall have all power and authority necessary for that purpose, including, but not by way of limitation, the full discretion and power to interpret and construe the Plan, to make factual determinations, to determine the eligibility, status and rights of all persons under the Plan and in general to decide any dispute. The Committee shall direct the Trustee concerning all non-investment-related distributions from the Trust, in accordance with the provisions of the Plan and the Trust Agreement, and shall have such other powers in the administration of the Trust as may be conferred upon it by the Trust Agreement. The Committee shall maintain all Plan records except to the extent responsibility is delegated to others to maintain records of the Plan and Trust. The Committee shall have the discretion and authority to determine conclusively for all parties all questions arising in the administration of the Plan, and any decision of the Committee shall not be subject to further review. The Committee shall also be responsible for approving reimbursement of expenses of the Company and the Employers, other than QAM. Members of the Committee may be Participants under this Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

Plan Part A

(b)	QAM shall be responsible for the management and investment of Trust assets. Such powers of QAM shall include, without limitation, appointing and removing trustees, investment managers and other investment related service providers; authority to enter into trust agreements and amendments thereto, investment management agreements and other investment-related agreements; responsibility for monitoring performance of all investment-related service providers; approving processes and policies for payment of investment-related Plan expenses and the authority to determine asset allocation ranges and general investment strategies for Trust assets. QAM shall have all power and authority necessary for these purposes.

(c)	With regard to their respective functions, the Committee’s and QAM’s authority shall include the following:

(i)	the selection of agents to operate and administer the Plan and Trust;

(ii)	the selection of agents and other providers of services to the Plan;

(iii)	the periodic review of the performance of such agents and service providers;

(iv)	certifying to the Trustee the names and specimen signatures of the members of the Committee or QAM (or their delegates) acting from time to time;

(v)	approving expenses; and

(vi)	establishing compensation arrangements for agents and service providers

12.7 Organization of the Committees.

(a)	The Committee shall elect a chairman and appoint a secretary. The Committee may adopt such bylaws and rules of procedures as it deems desirable for the conduct of its affairs and for the administration of the Plan.

(b)	The Plan Design Committee may adopt by-laws and rules of procedure as it deems desirable.

Plan Part A

(c)	The Committee may appoint agents (who need not be members of the Committee) to whom it may delegate such powers as it deems appropriate. No writing is necessary to effect such appointment.

(d)	Each committee may make its determinations with or without meetings. Each committee may authorize one or more of its members to sign instructions, notices and determinations on its behalf. The action of a majority of a committee shall constitute the action of that committee.

12.8 Agent for Process. The General Counsel of the Company shall be the agent of the Plan for service of all legal process.

12.9 Plan Expenses. The expenses of the Committee shall be borne by the Company. Notwithstanding the preceding sentence, all expenses of any party lawfully payable from the assets of the Trust shall be paid from such assets except to the extent the Company or its delegate determines otherwise.

12.10 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, or any such Employee.

12.11 Employer Information. To enable the Committee to perform its functions, the Company and each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

ARTICLE 13

OTHER BENEFITS AND AGREEMENTS

The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

Plan Part A

ARTICLE 14

CLAIMS PROCEDURES

14.1 Claims Procedure. Until modified by the Plan Administrator, the claim and review procedures set forth in this Section shall be the mandatory claim and review procedures for the resolution of disputes and disposition of claims filed under the Plan except for disability claims. An application for a distribution or withdrawal shall be considered as a claim for the purposes of this Section.

14.1.1 Initial Claim. An individual may, subject to any applicable deadline, file with the Plan Administrator a written claim for benefits under the Plan in a form and manner prescribed by the Plan Administrator.

(a)	If the claim is denied in whole or in part, the Plan Administrator shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)	The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Plan Administrator determines that special circumstances require an extension of time for determination of the claim, provided that the Plan Administrator notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

14.1.2 Notice of Initial Adverse Determination. A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the adverse determination;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(d)	a description of the claim and review procedures, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

Plan Part A

14.1.3 Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Plan Administrator a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

14.1.4 Claim on Review. If the claim, upon review, is denied in whole or in part, the Plan Administrator shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)	The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if the Plan Administrator determines that special circumstances require an extension of time for determination of the claim, provided that the Plan Administrator notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)	In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days .

(c)	The Plan Administrator’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

14.1.5 Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the denial;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

Plan Part A

(c)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and

(e)	a statement of the claimant’s right to bring an action under ERISA section 502(a).

14.2 Claims Procedure for Disability Claims. Until modified by the Plan Administrator, the claim and review procedures set forth in this Section shall be the mandatory claim and review procedures for the resolution of disputes and disposition of claims for a disability benefit filed under the Plan. An application for a distribution or withdrawal shall be considered as a claim for the purposes of this Section.

14.2.1 Initial Claim. An individual may, subject to any applicable deadline, file with the Plan Administrator a written claim for disability benefits under the Plan in a form and manner prescribed by the Plan Administrator.

(a)	If the disability claim is denied in whole or in part, the Plan Administrator shall notify the claimant of the adverse benefit determination within forty-five (45) days after receipt of the claim.

(b)	The forty five (45) day period for making the determination may be extended for thirty (30) days, if the Plan Administrator determines that an extension is necessary due to reasons beyond the control of the Plan Administrator and notifies the claimant of the extension prior to the expiration of the initial forty five (45) day period. The thirty (30) day extension period can be further extended by another thirty (30) days (for a total of a sixty (60) day extension) if notice is provided to the claimant within the first thirty (30) day extension period.

(c)	In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a disability claim, the claimant shall have forty five (45) days within which to provide the necessary information and the period for making the claim determination shall be tolled from the date on which the notification of extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of forty five (45) days.

(d)	Any notice of extension shall specifically explain:

(i)	the circumstances requiring the extension of time;

Plan Part A

(ii)	the date by which a claim determination is expected to be made;

(iii)	the standards on which entitlement to a benefit is based;

(iv)	the unresolved issues that prevent a decision on the disability claim; and

(v)	the additional information needed to resolve those issues.

14.2.2 Notice of Initial Adverse Determination. A notice of an adverse determination for a disability claim shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the adverse determination;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary;

(d)	a description of the claim and review procedures, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review;

(e)	if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request; and

(f)	if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

Plan Part A

14.2.3 Request for Review. Within one-hundred eighty (180) days after receipt of an initial adverse benefit determination notice for a disability claim, the claimant may file with the Plan Administrator a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim for disability benefits. Any request for review of the initial adverse determination not filed within one hundred eighty (180) days after receipt of the initial adverse determination notice shall be untimely.

14.2.4 Disability Claim on Review. If the disability claim, upon review, is denied in whole or in part, the Plan Administrator shall notify the claimant of the adverse benefit determination within forty-five (45) days after receipt of such a request for review.

(a)	The forty-five (45) day period for deciding the claim on review may be extended for forty-five (45) days if the Plan Administrator determines that special circumstances require an extension of time for determination of the disability claim, provided that the Plan Administrator notifies the claimant, prior to the expiration of the initial forty-five (45) day period, of the special circumstances requiring an extension and the date by which a disability claim determination is expected to be made.

(b)	In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a disability claim on review, the claimant shall have forty-five (45) days within which to provide the necessary information and the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of forty-five (45) days .

(c)	The Plan Administrator’s review of a denied disability claim shall:

(i)	take into account all comments, documents, records, and other information submitted by the claimant relating to the disability claim, without regard to whether such information was submitted or considered in the initial benefit determination;

(ii)	not afford deference to the initial adverse benefit determination;

(iii)	be conducted by a decision maker(s) who is neither the decision maker(s) who made the initial adverse benefit determination that is the subject of appeal, nor the subordinate of such individual(s);

(iv)	if the adverse benefit determination is based in whole or in part on a medical judgment, consult with a health care professional who

Plan Part A

has the appropriate training and experience in the field of medicine involved in the medical judgment (such health care professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is subject of the appeal, nor the subordinate of any such individual); and

(v)	provide for the identification of the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

14.2.5 Notice of Adverse Determination for Disability Claim on Review. A notice of an adverse determination for a disability claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for denial of the disability claim;

(b)	the specific references to the pertinent provisions of the Plan Statement (or other applicable Plan document) on which the denial is based;

(c)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for disability benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures;

(e)	a statement of the claimant’s right to bring an action under section 502(a) of ERISA;

(f)	if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request;

(g)	if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

Plan Part A

(h)	the following statement: “You and your plan may have other voluntary alternative dispute resolutions options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

14.3 Rules and Regulations.

14.3.1 Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Plan Administrator.

14.3.2 Specific Rules.

(a)	No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The Plan Administrator may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Plan Administrator upon request.

(b)	All decisions on claims and on requests for a review of denied claims shall be made by the Plan Administrator unless delegated as provided for in the Plan, in which case references in this Section 10 to the Plan Administrator shall be treated as references to the Plan Administrator’s delegate.

(c)	Claimants may be represented by a lawyer or other representative at their own expense, but the Plan Administrator reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(d)	The decision of the Plan Administrator on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Plan Administrator.

(e)	In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(f)	The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

Plan Part A

(g)	The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(h)	For the purpose of this Section, a document, record, or other information shall be considered “relevant” if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (iii) demonstrates compliance with the administration processes and safeguards designed to ensure that the benefit claim determination was made in accordance with governing plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and (iv) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(i)	The Plan Administrator may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

14.3.3 Limitations and Exhaustion.

(a)	No claim shall be considered under these administrative procedures unless it is filed with the Plan Administrator within two (2) years after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the claim. Every untimely claim shall be denied by the Plan Administrator without regard to the merits of the claim. No suit may be brought by or on behalf of any Participant or Beneficiary on any matter pertaining to this Plan unless the action is commenced in the proper forum before the earlier of:

(i)	three (3) years after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the action, or

Plan Part A

(ii)	sixty (60) days after the Participant has exhausted these administrative procedures.

(b)	These administrative procedures are the exclusive means for resolving any dispute arising under this Plan insofar as the dispute pertains to any matter that arose more than one hundred twenty (120) days before a Change-in-Control. As to such matters:

(i)	no Participant or Beneficiary shall be permitted to litigate any such matter unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted; and

(ii)	determinations by the Plan Administrator (including determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

(c)	These administrative procedures are not exclusive insofar as they pertain to any matter that arose after the Change-in-Control or within the one hundred twenty (120) days before the Change-in-Control. As to such matters:

(i)	a Participant shall not be required to exhaust these administrative remedies;

(ii)	if there is litigation regarding the benefits payable to or with respect to a Participant, notwithstanding Section 10.1, determinations by the Plan Administrator (including determinations regarding when any matter arose) shall not be afforded any deference and the matter shall be heard de novo; and

(iii)	if a Participant successfully litigates, in whole or in part, any claim for benefits under this Plan, the court shall award reasonable attorney’s fees and costs of the action to the Participant.

(d)	For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

Plan Part A

ARTICLE 15

TRUST

15.1 Establishment of the Trust. The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Contribution Amounts, and Company Matching Amounts for such Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3 Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 16

MISCELLANEOUS

16.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

Plan Part A

16.3 Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Colorado without regard to its conflicts of laws principles.

Plan Part A

16.10 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

16.11 Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

16.12 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.13 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.14 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, the Committee is authorized, notwithstanding any election made by a Participant, to may payments to an individual other than a Participant as may be necessary to fulfill a domestic relations order as defined in Section 414(p)(1)(B) of the Internal Revenue Code.

16.15 Distribution in the Event of Taxation.

(a)	In General. If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes subject to federal income tax with respect to the Participant prior to receipt, a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid Account Balance under the Plan). The tax liability distribution shall be made within 90 days of the date when the Committee determines such benefits to be subject to federal income tax. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

Plan Part A

(b)	Trust. If the Trust terminates in accordance with Section 3.6(e) of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

16.16 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Company may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

Plan Part A

Qwest Communications International Inc.

Deferred Compensation Plan

Master Plan Document

PART B

Plan Part B

Qwest Communications International Inc.

Deferred Compensation Plan

Master Plan Document

Part B

TABLE OF CONTENTS

Page
PURPOSE		1

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	SELECTION, ENROLLMENT, ELIGIBILITY	7

2.1	Selection by Committee
2.2	Enrollment Requirements
2.3	Eligibility; Commencement of Participation
2.4	Termination of Participation and/or Deferrals

ARTICLE 3	DEFERRAL COMMITMENTS/COMPANY MATCHING/CREDITING/TAXES	8

3.1	Minimum Deferrals
3.2	Maximum Deferral
3.3	Election to Defer; Effect of Election Form
3.4	Withholding of Annual Deferral Amounts
3.5	Annual Company Matching Amounts
3.6	Investment of Trust Assets
3.7	Vesting
3.8	Crediting/Debiting of Account Balances
3.9	FICA and Other Taxes
3.10	Distributions
3.12	Transfer of Deferred Compensation Account

Plan Part B

-i-

ARTICLE 4	SHORT-TERM PAYOUT; UNFORESEEABLE FINANCIAL EMERGENCIES; WITHDRAWAL ELECTION	12

4.1	Short-Term Payout
4.2	Other Benefits Take Precedence Over Short-Term
4.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies
4.4	Withdrawal Election

ARTICLE 5	RETIREMENT BENEFIT	14

5.1	Retirement Benefit
5.2	Payment of Retirement Benefit
5.3	Death Prior to Completion of Retirement Benefit

ARTICLE 6	PRE-RETIREMENT SURVIVOR BENEFIT	14

6.1	Pre-Retirement Survivor Benefit
6.2	Payment of Pre-Retirement Survivor Benefit

ARTICLE 7	TERMINATION BENEFIT	15

7.1	Termination Benefit
7.2	Payment of Termination Benefit

ARTICLE 8	DISABILITY WAIVER AND BENEFIT	16

8.1	Disability Waiver
8.2	Continued Eligibility; Disability Benefit

ARTICLE 9	BENEFICIARY DESIGNATION	17

9.1	Beneficiary
9.2	Beneficiary Designation; Change, Spousal Consent
9.3	Acknowledgment
9.4	No Beneficiary Designation
9.5	Doubt as to Beneficiary
9.6	Discharge of Obligations

ARTICLE 10	LEAVE OF ABSENCE	18

10.1	Paid Leave of Absence
10.2	Unpaid Leave of Absence

ARTICLE 11	TERMINATION, AMENDMENT OR MODIFICATION	18

11.1	Termination
11.2	Amendment
11.3	Plan Agreement
11.4	Effect of Payment

Plan Part B

-ii-

ARTICLE 12	ADMINISTRATION	19

12.1	Committee Duties
12.2	Administration Upon Change In Control
12.3	Agents
12.4	Binding Effect of Decisions
12.5	Indemnity of Committee

ARTICLE 13	OTHER BENEFITS AND AGREEMENTS	21

13.1	Coordination with Other Benefits

ARTICLE 14	CLAIMS PROCEDURES	21

14.1	Presentation of Claim
14.2	Notification of Decision
14.3	Review of a Denied Claim
14.4	Decision on Review
14.5	Legal Action

ARTICLE 15	TRUST	23

15.1	Establishment of the Trust
15.2	Interrelationship of the Plan and the Trust
15.3	Distributions From the Trust

ARTICLE 16	MISCELLANEOUS	24

16.1	Status of Plan
16.3	Employer’s Liability
16.4	Nonassignability
16.5	Not a Contract of Employment
16.6	Furnishing Information
16.7	Terms
16.8	Captions
16.9	Governing Law
16.11	Successors
16.12	Spouse’s Interest
16.13	Validity
16.14	Incompetent
16.15	Court Order
16.16	Distribution in the Event of Taxation
16.17	Insurance
16.18	Legal Fees To Enforce Rights After Change in Control

Plan Part B

-iii-

Qwest Communications International Inc.

Deferred Compensation Plan

Master Plan Document

PURPOSE

The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees and Directors who contribute materially to the continued growth, development and future business success of Qwest Communications International Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1

DEFINITIONS

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 “Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, and (ii) the vested Company Matching Account balance. Any deferred compensation account transferred to and assumed by this Plan pursuant to Section 3.11 shall form a part of the Participant’s Account Balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2 “Annual Company Matching Amount” for any one Plan Year shall be the amount determined in accordance with Section 3.5.

1.3 “Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary, Bonus, Commissions and Director’s Fees that a Participant elects to have, and is, deferred in accordance with Article 3, for any one Plan Year, together with any other amount of compensation that a Participant is permitted to defer by the Committee (“Other Compensation”). In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

Plan Part B

1.4 “Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business on the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 10 year Annual Installment Method, the first payment shall be 1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account Balance, calculated as described in this definition. Each annual installment shall be paid on or as soon as practicable after the last business day of the applicable year.

1.5 “Base Annual Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.6 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7 “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.8 “Board” shall mean the board of directors of the Company.

1.9 “Bonus” shall mean any compensation, in addition to Base Annual Salary relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer’s bonus and cash incentive plans, excluding stock options, any bonus for reaching a sales quota or target, any bonus received under the employee referral program, special one-time bonuses for completing projects, “on the spot” rewards, and any other items as determined by the Committee and communicated to those selected for participation in the Plan.

Plan Part B

1.10 “Change in Control” shall be deemed to have occurred if either (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), other than Anschutz Company, The Anschutz Corporation, any entity or organization controlled by Philip F. Anschutz (collectively, the “Anschutz Entities”) or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of either (A) the then-outstanding shares of Stock (“Outstanding Shares”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Power”) or (ii) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

1.11 “Claimant” shall have the meaning set forth in Section 14.1.

1.12 “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.13 “Commissions” shall mean any compensation based on a percentage of sales and shall exclude Base Annual Salary and Bonus.

1.14 “Committee” shall mean the committee described in Article 12.

1.15 “Company” shall mean Qwest Communications International Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.16 “Company Matching Account” shall mean (i) the sum of all of a Participant’s Annual Company Matching Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Company Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Matching Account.

1.17 “Deduction Limitation” shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are “subject to the Deduction Limitation” under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a

Plan Part B

taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.8 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.18 “Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.19 “Director” shall mean any member of the board of directors of any Employer.

1.20 “Director’s Fees” shall mean the annual fees paid by any Employer, including retainer fees and meetings fees, as compensation for serving on the board of directors.

1.21 “Disability” shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the Participant’s Employer’s long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant’s Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.22 “Disability Benefit” shall mean the benefit set forth in Article 8.

1.23 “Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.24 “Employee” shall mean a person who is an employee of any Employer.

Plan Part B

1.25 “Employer(s)” shall mean the Company and/or any of its subsidiaries or related entities (now in existence or hereafter formed or acquired).

1.26 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.27 “First Plan Year” shall mean the period beginning January 1, 1999 and ending December 31, 1999.

1.28 “401(k) Plan” shall be that certain Qwest Savings and Investment Plan.

1.29 “Maximum 401(k) Amount” with respect to a Participant, shall be the maximum amount of elective contributions that can be made by such Participant under the 401(k) Plan, consistent with Code Section 402(g) and the limitations of Code Section 401(k)(3), for a given plan year under the 401(k) Plan.

1.30 “Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.31 “Plan” shall mean the Company’s Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.32 “Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.33 “Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Article 6.

Plan Part B

1.34 “Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the attainment of age sixty-two (62); and shall mean with respect to a Director who is not an Employee, severance of his or her directorships with all Employers on or after the later of the attainment of age sixty-five (65). If a Participant is both an Employee and a Director, Retirement shall not occur until he or she Retires as both an Employee and a Director, which Retirement shall be deemed to be a Retirement as a Director; provided, however, that such a Participant may elect, at least three years prior to Retirement and in accordance with the policies and procedures established by the Committee, to Retire for purposes of this Plan at the time he or she Retires as an Employee, which Retirement shall be deemed to be a Retirement as an Employee.

1.35 “Retirement Benefit” shall mean the benefit set forth in Article 5.

1.36 “Short-Term Payout” shall mean the payout set forth in Section 4.1.

1.37 “Termination Benefit” shall mean the benefit set forth in Article 7.

1.38 “Termination of Employment” shall mean the severing of employment with all Employers, or service as a Director of all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence. If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held; provided, however, that such a Participant may elect, at least three years before Termination of Employment and in accordance with the policies and procedures established by the Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he or she ceases employment with an Employer as an Employee.

1.39 “Trust” shall mean one or more trusts established pursuant to that certain Master Trust Agreement, dated as of January 1, 1999 between the Company and the trustee named therein, as amended from time to time.

1.40 “Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

Plan Part B

ARTICLE 2

SELECTION, ENROLLMENT, ELIGIBILITY

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees and Directors of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees and Directors to participate in the Plan.

2.2 Enrollment Requirements. As a condition to participation, each selected Employee or Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee or Director shall commence participation in the Plan on the first day of the next Plan Year, unless the Committee, in its sole discretion, permits a mid-Plan Year enrollment. If an Employee or a Director fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee or Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4 Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant’s then Account Balance as a Termination Benefit and terminate the Participant’s participation in the Plan.

Plan Part B

ARTICLE 3

DEFERRAL COMMITMENTS/COMPANY

MATCHING/CREDITING/TAXES

3.1 Minimum Deferrals. For each Plan Year, a Participant may elect to defer a minimum combined amount of Base Annual Salary and/or Director’s Fees of $5,000. If an election is made for less than stated minimum amounts, or if no election is made, the amount deferred shall be zero. There is no minimum deferral amount for Bonus, Commissions, or Other Compensation. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the minimum Base Annual Salary deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2 Maximum Deferral. For each Plan Year, a Participant may elect to defer an amount permitted by the Committee up to a maximum of up to 100% each of his or her Base Annual Salary, Bonus, Commissions, and Director’s Fees. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the maximum Annual Deferral Amount, with respect to Base Annual Salary, Bonus, Director’s Fees and Other Compensation shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

3.3 Election to Defer; Effect of Election Form.

(a)	First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee or its designated agent (in accordance with Section 2.2 above) and accepted by the Committee.

(b)	Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee or its designated agent, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

Plan Part B

3.4 Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Bonus, Director’s Fees, and/or Other Compensation portion of the Annual Deferral Amount shall be withheld at the time the Bonus, Director’s Fees or Other Compensation, are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5 Annual Company Matching Amount. For each Plan Year, the Company shall make a matching contribution to each Participant’s Company Matching Account using: (a) the sum of the Participant’s total deferrals to this Plan for the Plan Year and his deferrals to the 401(k) Plan for the Plan Year of the 401(k) Plan that ends with or within such Plan Year; multiplied by (b) the matching contribution formula set forth in the 401(k) Plan for the Plan Year of the 401(k) Plan that ends with or within such Plan Year (without regard to the 401(k) Plan’s limits on pre-tax deferrals or includable compensation); and then reduced by (c) the amount of actual Company matching contributions to the 401(k) Plan for such Plan Year. If a Participant is not employed by an Employer, or is no longer providing services as a Director, as of the last day of a Plan Year other than by reason of his or her Retirement or death, the Annual Company Matching Amount for such Plan Year shall be zero (0). The foregoing sentence shall not apply to grand fathered former participants in the US WEST Deferred Compensation Plan. In the event of Retirement or death, a Participant shall be credited with the Annual Company Matching Amount for the Plan Year in which he or she Retires or dies.

3.6 Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

3.7 Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account and his or her Company Matching Account.

3.8 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)

Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as

Plan Part B

described in Section 3.8(c) below) to be used to determine the additional amounts to be credited to his or her Account Balance for the first calendar quarter or portion thereof in which the Participant commences participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Commencing with the first calendar quarter that follows the Participant’s commencement of participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, no later than the next to last business day of the calendar quarter, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee or its designated agent that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next business day following the Committee’s acceptance of the revised election and continue thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Committee may permit Participants to change the portions of their Account Balance allocated to Measurement Funds more frequently than quarterly.

(b)	Proportionate Allocation. In making any election described in Section 3.8(a) above, the Participant shall specify on the Election Form, in increments of five percentage points (5%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(c)	Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Committee (the “Measurement Funds”), for the purpose of crediting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the date selected by the Committee, provided the Committee gives Participants advance written notice of such change.

(d)

Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the

Plan Part B

Measurement Funds themselves. A Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though (i) a Participant’s Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such calendar quarter, as of the close of business on the first business day of such calendar quarter, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred during any calendar quarter were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such calendar quarter, no later than the close of business on the day on which such amounts are actually deferred from the Participant’s Base Annual Salary through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant’s Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such calendar quarter, no earlier than one business day prior to the distribution, at the closing price on such date. The Participant’s Annual Company Matching Amount shall be credited to his or her Company Matching Account for purposes of this Section 3.8(d) as of the close of business on the first business day in February of the Plan Year following the Plan Year to which it relates. Notwithstanding the foregoing, a Participant’s Account Balance shall be credited or debited in a manner that appropriately reflects the Measurement Fund changes made by the Participant pursuant to Section 3.8(a) above.

(e)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

Plan Part B

3.9 FICA and Other Taxes.

(a)	Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary, Bonus and Commissions that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.9.

(b)	Company Matching Amounts. For each Plan Year with respect to which a Participant receives an allocation of an Annual Company Matching Amount, the Participant’s Employer(s) shall withhold from the Participant’s Base Annual Salary, Bonus and Commissions that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant’s Company Matching Account in order to comply with this Section 3.9.

3.10 Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

3.11 Transfer of Deferred Compensation Account. The Committee may, in its sole discretion, permit the Employer(s) to establish an account balance for a Participant under this Plan equal to a similar balance maintained for the Participant under a deferred compensation plan maintained by the Employer or a related entity, with the written consent of such Participant, in which event the account of the Participant under such other deferred compensation plan shall be terminated.

ARTICLE 4

SHORT-TERM PAYOUT; UNFORESEEABLE FINANCIAL

EMERGENCIES;

WITHDRAWAL ELECTION

4.1 Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future “Short-Term Payout” from the

Plan Part B

Plan with respect to such Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section 3.8 above on that amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a 60 day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least three Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a three year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 1999, the three year Short-Term Payout would become payable during a 60 day period commencing January 1, 2003.

4.2 Other Benefits Take Precedence Over Short-Term. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.

4.4 Withdrawal Election. A Participant (or, after a Participant’s death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the “Withdrawal Amount”). This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, Disability or death, a Participant’s Withdrawal Amount shall be his or her Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The

Plan Part B

Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant’s participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan until two full consecutive Plan Years of non-participation have occurred. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

ARTICLE 5

RETIREMENT BENEFIT

5.1 Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2 Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of 5, 10 or 15 years. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee or its designated agent, provided that any such Election Form is submitted at least one year prior to the Participant’s Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Participant Retires. Any payment made shall be subject to the Deduction Limitation.

5.3 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant’s unpaid Retirement Benefit payments shall continue and shall be paid to the Participant’s Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant’s unpaid remaining Account Balance.

ARTICLE 6

PRE-RETIREMENT SURVIVOR BENEFIT

6.1 Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, the Participant’s Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant’s Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability.

Plan Part B

6.2 Payment of Pre-Retirement Survivor Benefit. A Participant’s Pre-Retirement Survivor Benefit shall be paid in a lump sum. Notwithstanding the foregoing, if the Participant’s Account Balance at the time of his or her death is more than $25,000, payment of the Pre-Retirement Survivor Benefit may be made, in the sole discretion of the Committee, pursuant to an Annual Installment Method of not more than 5 years. Lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death. Any payment made shall be subject to the Deduction Limitation.

ARTICLE 7

TERMINATION BENEFIT

7.1 Termination Benefit. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant’s Account Balance if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability.

7.2 Payment of Termination Benefit. The Committee, in its sole discretion, may cause the Termination Benefit to be paid (1) in a lump sum, (2) when the short-term payout(s) would have otherwise been made or (3) pursuant to an Annual Installment Method of 5, 10 or 15 years. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Participant experiences the Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

For lump sum payments made within 60 days of the last day of the month of the Participant’s Termination of Employment, the Participant’s Account Balance will be calculated as of the close of business on the last business day of the month of his or her Termination of Employment.

For lump sum payments made after the 60-day period following the last day of the month of the Termination of Employment, the Account Balance payable will be calculated as of the close of business on the last business day of the month preceding the month in which the payment is made.

Plan Part B

ARTICLE 8

DISABILITY WAIVER AND BENEFIT

8.1 Disability Waiver.

(a)	Waiver of Deferral. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant’s Base Annual Salary, Bonus and/or Director’s Fees for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.

(b)	Return to Work. If a Participant returns to employment, or service as a Director, with an Employer, after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee, or its designated agent, for each such election in accordance with Section 3.3 above.

8.2 Continued Eligibility; Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed, or in the service of an Employer as a Director, and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, and must in the case of a Participant who is otherwise eligible to Retire, deem the Participant to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, at any time (or in the case of a Participant who is eligible to Retire, as soon as practicable) after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her Account Balance at the time of the Committee’s determination; provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with Article 5. Notwithstanding any election by the Participant pursuant to Section 5.2 to the contrary, the Disability Benefit shall be paid in a lump sum within 60 days of the Committee’s exercise of such right. Any payment made shall be subject to the Deduction Limitation.

Plan Part B

ARTICLE 9

BENEFICIARY DESIGNATION

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse and returned to the Committee or its designated agent. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

Plan Part B

ARTICLE 10

LEAVE OF ABSENCE

10.1 Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

ARTICLE 11

TERMINATION, AMENDMENT OR MODIFICATION

11.1 Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees and Directors, by action of its board of directors. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer, or in the service of that Employer as Directors, shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants as follows: Prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 15 years, with amounts credited and debited during the installment period as provided herein. If the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely

Plan Part B

affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

11.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 11.2 or Section 12.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

11.3 Plan Agreement. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

11.4 Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.

ARTICLE 12

ADMINISTRATION

12.1 Committee Duties. Except as otherwise provided in this Article 12, this Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board

Plan Part B

shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2 Administration Upon Change In Control. For purposes of this Plan, the Company shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the “Administrator” shall be an independent third party selected by the Trustee and approved by the individual who, immediately prior to such event, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator or all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

12.3 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.4 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

Plan Part B

12.5 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

12.6 Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 13

OTHER BENEFITS AND AGREEMENTS

13.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 14

CLAIMS PROCEDURES

14.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or its designated agent or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee or its designated agent a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2 Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than 90 days after receipt of the claim by the Committee, unless the Committee determines that special circumstances require an extension of time for processing the claim, and shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

Plan Part B

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)	an explanation of the claim review procedure set forth in Section 14.3 below.

If the Committee determines that special circumstances warrant an extension of time, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.

14.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a)	may review pertinent documents;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

Plan Part B

14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to review, free of charge, all documents relating to the claim; and

(d)	a statement describing any voluntary appeals procedures and the Claimant’s right to information about such procedures.

14.5 Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 15

TRUST

15.1 Establishment of the Trust. The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Contribution Amounts, and Company Matching Amounts for such Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

Plan Part B

15.3 Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 16

MISCELLANEOUS

16.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3 Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without

Plan Part B

notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Colorado without regard to its conflicts of laws principles.

16.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Qwest Communications International Inc.

555 17th Street

Floor 22

Denver, CO 80202

Attn: Debbie Colia

Telephone: 303-992-5943

Facsimile: 303-992-1632

E-Mail: Debbie.Colia@qwest.com

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

Plan Part B

16.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

16.12 Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

16.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

16.16 Distribution in the Event of Taxation.

(a)

In General. If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes subject to federal income tax with respect to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid

Plan Part B

Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

(b)	Trust. If the Trust terminates in accordance with Section 3.6(e) of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

16.17 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Company may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

16.18 Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction.

Plan Part B